Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(550,831)
Unrealized Gain (Loss) on Market Value of Futures	1,676,621
Dividend Income	10,911
Interest Income	65,044
ETF Transaction Fees	350
Total Income (Loss)	$1,202,095

Expenses
General Partner Management Fees	$26,809
Professional Fees	8,949
Brokerage Commissions	599
Non-interested Directors' Fees and Expenses	720
Prepaid Insurance Expense	480
NYMEX License Fee	670
Total Expenses	$38,227
Net Income (Loss)	$1,163,868

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$52,292,255
Withdrawals (50,000 Shares)	(1,079,367)
Net Income (Loss)	1,163,868

Net Asset Value End of Month	$52,376,756
Net Asset Value Per Share (2,500,000 Shares)	$20.95

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596